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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 January 3, 2001
             -------------------------------------------------------
                Date of Report (Date of earliest event reported)



                       Illinois Superconductor Corporation
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                       0-22302                 36-3688459
----------------------------           ------------             -----------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)



           451 Kingston Court, Mt. Prospect, Illinois      60056
         -----------------------------------------------------------
            (Address of principal executive offices)     (Zip Code)



                                 (847) 391-9400
                         -------------------------------
                         (Registrant's telephone number)




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ITEM 5.  OTHER EVENTS.

         1. On January 3, 2001, Illinois Superconductor Corporation issued a press release announcing that it has entered into an agreement with KMW, Inc. of Korea to jointly develop an advanced-design cryogenic receiver front-end (CRFE) system to meet the requirements of third-generation (3G) Wideband-CDMA wireless systems to be deployed, beginning this year, in Japan and Korea. A copy of the January 3, 2001 press release is attached hereto as Exhibit 99.1.

         2. On January 4, 2001, Illinois Superconductor Corporation issued a press release announcing that all of its Senior Convertible Notes have been converted into common stock in accordance with their terms. A copy of the January 4, 2001 press release is attached hereto as Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Items (a) and (b) are inapplicable.

         (c)      Exhibits.

         99.1 Press Release issued by Illinois Superconductor Corporation on January 3, 2001 announcing that it has entered into an agreement with KMW, Inc. of Korea to jointly develop an advanced-design cryogenic receiver front-end (CRFE) system to meet the requirements of third-generation (3G) Wideband-CDMA wireless systems.

         99.2 Press Release issued by Illinois Superconductor Corporation on January 4, 2001 announcing that all of its Senior Convertible Notes have been converted into common stock in accordance with their terms.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       ILLINOIS SUPERCONDUCTOR CORPORATION


                       By:   /s/ CHARLES WILLES
                           ------------------------------------------
                           Charles Willes, Chief Financial Officer



Dated: January 8, 2001


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                                  EXHIBIT INDEX


EXHIBIT NO.              DESCRIPTION
-----------              -----------

99.1 Press Release issued by Illinois Superconductor Corporation on January 3, 2001 announcing that it has entered into an agreement with KMW, Inc. of Korea to jointly develop an advanced-design cryogenic receiver front-end (CRFE) system to meet the requirements of third-generation (3G) Wideband-CDMA wireless systems

99.2 Press Release issued by Illinois Superconductor Corporation on January 4, 2001 announcing that all of its Senior Convertible Notes have been converted into common stock in accordance with their terms